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                              AMENDED AND RESTATED

                              MANAGEMENT AGREEMENT

                                     between

                          DOBSON CELLULAR SYSTEMS, INC.

                                       and

                               ACC ACQUISITION LLC


                          Dated as of February 25, 2000


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
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                                TABLE OF CONTENTS



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                                                                                                      ----

Section 1.            Engagement.........................................................................2

Section 2.            Management Standards...............................................................2

Section 3.            Services to be Provided............................................................2

Section 4.            Compensation.......................................................................7

Section 5.            Term and Termination...............................................................8

Section 6.            Noncompetition and Confidentiality................................................11

Section 7.            Force Majeure.....................................................................12

Section 8.            Books and Records.................................................................12

Section 9.            Regulatory Compliance.............................................................13

Section 10.           Dispute Resolution................................................................14

Section 11.           Inspection Rights; Delivery of Information........................................14

Section 12.           Miscellaneous.....................................................................15

Exhibit 2(c)               Quality Standards

Exhibit 3(c)               Financial Performance Standards

Exhibit 4(b)(i)            Cost Allocation Methodology

Exhibit 4(b)(ii)           Per Unit Cost Comparison

Exhibit 5(e)               Integration with DCC Systems


                    AMENDED AND RESTATED MANAGEMENT AGREEMENT
                    -----------------------------------------

         This Amended and Restated Management Agreement (the "Agreement") is entered into as of February 25, 2000 by and between Dobson Cellular Systems, Inc., an Oklahoma corporation ("Manager"), and ACC Acquisition LLC, a Delaware limited liability company (the "Company"). Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of date hereof (the "LLC Agreement").

         WHEREAS, the operation of the Business, including, without limitation, the determination of policy, the preparation and filing of any and all applications and other filings with the FCC, the hiring, supervision and dismissal of personnel, day-to-day system operations, and the payment of financial obligations and operating expenses, shall be controlled by the Company, and Manager shall assist the Company in connection therewith and any action undertaken by Manager shall be under the Company's continuing oversight, review, control and approval, and the Company shall retain unfettered control of, access to, and use of the Business, including its facilities and equipment and shall be entitled to receive all profits from the operation of the Business;

         WHEREAS, Manager is an indirect wholly owned subsidiary of Dobson Communications Corporation ("DCC"), which owns 50% of the Economic Interests and 50% of the Voting Interests of the Company;

         WHEREAS, the Company owns all of the equity interests in ACC Acquisition Co., which as of the Effective Date (as defined below) will own certain Cellular Systems and PCS Systems;

         WHEREAS, Manager is willing to provide management services for the Company and its Subsidiaries (including ACC Acquisition Co.) on the terms and subject to the conditions contained in this Agreement; and

         WHEREAS, the parties entered into a Management Agreement dated as of January 31, 2000 (the "Original Agreement"), and desire to execute this Agreement to amend and restate the terms upon which Manager will perform services to the Company hereunder.

         NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree, and the Original Agreement is hereby amended and restated in its entirety, as follows:

         Section 1. ENGAGEMENT. The Company hereby engages Manager to oversee, manage and supervise the development and operation of the Business, and Manager hereby accepts such engagement, subject to and upon the terms and conditions hereof.

         Section 2. MANAGEMENT STANDARDS.

                (a) Manager shall discharge its duties hereunder in compliance with the LLC Agreement and the Operating Agreement (collectively, the "Operating Agreements") and all applicable law. In performing its obligations hereunder, Manager shall act in a manner that it reasonably believes to be in the best interests of the Company consistent with the standards set forth herein. Nothing in this Agreement shall be construed as constituting Manager an agent of the Company beyond the extent expressly provided in, and as limited by, this Agreement.

                (b) Manager shall devote comparable attention and services to the Company as those devoted by Manager (or any Affiliate of DCC that manages DCC's wireless communications systems) in its management of other wireless communications systems or markets directly or indirectly owned or managed by Manager, and will otherwise deal with the Company subject to the terms of this Agreement in a manner that does not discriminate against the Company in favor of such other markets.

                (c) Manager shall use reasonable best efforts to cause the Company's Cellular Systems to comply in each of the Company's markets with the Quality Standards set forth on Exhibit 2(c).

         Section 3. SERVICES TO BE PROVIDED.

                (a) SCOPE OF SERVICES. Subject to the Company's oversight, review and ultimate control and approval and the limitations of Section 3(c) below, Manager shall be responsible for the supervision, design, construction and operation of the Company and the Business in accordance with the Operating Agreements. Among other things, Manager shall have the right to select the persons who shall perform all design, construction, management or operational services and may elect to use its own employees or engage independent contractors. To this end Manager shall provide generally, on the terms and subject to the conditions set forth herein and in a manner consistent with the standards set forth herein and in the Operating Agreements, supervisory services with respect to (x) all administrative, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary to the administration of the Business, (y) operational, engineering, maintenance, construction, repair and such other technical services as may be necessary to the construction and operation of the Business, and (z) marketing, sales, advertising and such other promotional services as may be necessary to the marketing of the Business. The services for which Manager shall be responsible, subject in each case to the Operating Agreements, the Company's oversight, review and ultimate control and approval and to the limitations of Section 3(c) below, shall include but shall not be limited to the following:

                           (i) the marketing of Mobile Wireless Services (and, to the extent determined by the Management Committee, other Company Communications Services) to be offered and provided by the Company;

                           (ii) the management, tax compliance, accounting and financial reporting for the Company including, but not limited to, the preparation and presentation of reports and reviews of the business, financial results and condition, regulatory status, competitive position and strategic prospects of the Company as requested by the Management Committee;

                          (iii) the regulatory processing for the Company, including without limitation the preparation and filing of all appropriate regulatory filings, certificates, tariffs and reports that are required by, and participation in any hearings or other proceedings before, local, state and federal governmental regulatory bodies;

                           (iv) the engineering, design, planning, construction and installation, maintenance and repair (both emergency and routine) and operation of, and equipment purchases for, the Company;

                           (v) assisting the Company in the development and preparation of budgets, including, without limitation, preparing and presenting, not later than 60 days before the beginning of each fiscal year (it being understood that the annual budgets for the first three years shall be based on, in terms of format and level of detail, the initial three-year budget of the Company, provided, that any such annual budget shall supersede the initial three-year budget with respect to the year covered by such annual budget), a proposed draft of an annual operating budget for the Company's review, evaluation and approval setting forth in reasonable detail the anticipated capital expenditures and other projected costs and expenses of constructing and operating the Business during the period covered by the budget, as well as projected revenues for that period, a business plan and personnel requirements, and key performance standards, goals and indicators for the Company, for the period covered by the budget, in each case presented on a month-by-month basis to the extent practicable, and generally describing all contracts and commitments which Manager expects to enter into on behalf of the Company during the period covered thereby;

                           (vi) services relating to sales of the products and services offered by the Company, including without limitation processing orders for service, customer support, billing for services provided by the Company and collection of receivables for the Company;

                           (vii) management information services for the Company;

                         (viii) monitoring and controlling the Business and its Cellular Systems;

                           (ix) negotiating contracts, issuing purchase orders and otherwise entering into agreements on behalf of the Company for the purchase, lease, license or use of such properties, services and rights as may be necessary or desirable in the judgment of Manager for the operation of the Company;

                           (x) supervising, recruiting and training all necessary personnel to be employed by the Company, and determining salaries, wages and benefits for the Company's employees;

                           (xi) administering the Company's employee benefit programs and the Company's programs for compliance with applicable laws governing the administration and operation of such plans and programs;

                          (xii) administering the Company's risk management programs, including negotiating the terms of property and casualty insurance and preparing a comprehensive disaster recovery program; and

                         (xiii) in furtherance of the foregoing, making or committing to make permitted expenditures (including permitted capital expenditures) on behalf of the Company.

                  (b) ACCOUNTS. Subject to the foregoing, the Company shall be responsible for payment of all costs and expenses necessary to fund the ongoing business and operations of the Business and for the provision of all services of Manager hereunder, which shall include, but not be limited to, payments under Section 4, payments to independent contractors, payments to vendors and suppliers of the Business, and interest payments to creditors who have financed the construction or operation of the Business. To the extent provided herein, Manager shall make such payments on the Company's behalf from one or more accounts maintained in the name of the Company at one or more banks acceptable to the Management Committee, into which all Company revenues shall be deposited (the "Accounts"). All funds of the Company shall be promptly deposited in such bank accounts. All disbursements made by the Company as permitted under this Agreement shall be made by checks drawn on the Accounts, and all funds on deposit in the Accounts shall at all times be the property of the Company. Manager will have the right and authority to make deposits to and disbursements and withdrawals from the Accounts as required in connection with the performance of its services hereunder, PROVIDED that all signatories on the Accounts shall be subject to the approval of the Management Committee. The executive officers of the Manager shall be deemed to be signatories who have been approved by the Management Committee.

                  (c) RESTRICTIONS ON MANAGER'S AUTHORITY. Anything to the contrary in this Agreement notwithstanding, Manager shall not take, or cause or permit to be taken, any action that requires the approval of the Management Committee under Section 7.3 of the LLC Agreement (including, if applicable, by reference to Exhibit A to the LLC Agreement), or do, or cause or permit to be done, any of the following for or on behalf of the Company without the prior written consent of the Management Committee (unless included with reasonable specificity in a budget duly adopted by the Company):

                           (i) settle any claim or litigation by or against the Company if the settlement involves a payment of $100,000 or more, or any non-ministerial regulatory proceedings involving the Company;

                           (ii) (A) lend money or guarantee debts of others (other than wholly-owned Subsidiaries of the Company) on behalf of the Company, or assign, transfer, or pledge any debts due the Company, or
         (B) release or discharge any debt due or compromise any claim of the Company, other than trade credit and advances to employees in the ordinary course of business;

                           (iii) invest in or otherwise acquire any debt or equity securities of any other Person, enter into any binding agreement for the acquisition of any interest in any business entity or other Person (whether by purchase of assets, purchase of stock or other securities, merger, loan or otherwise), or enter into any joint venture or partnership with any other Person;

                           (iv) take any tax reporting position or make any related election on behalf of the Company which is inconsistent with the directions given by the Management Committee;

                           (v) assert on behalf of the Company a position with respect to any material matter, or disagree on behalf of the Company with a position taken with respect to any material matter by a Member or any other Person, before the Federal Communications Commission or any other Governmental Authority, a self-regulatory body, any industry organization or in any other public forum;

                           (vi) knowingly take or fail to take any action that violates (A) any law, rule or regulation relating to the Business, (B) any material agreement, arrangement or understanding to which the Company is a party, including an Operating Agreement, (C) any License or other governmental authorization granted to the Company in connection with its ownership and operation of the Business, or (D) any judicial or administrative order or decree to which the Company is subject;

                           (vii) sell, assign, transfer, or otherwise dispose of, or hypothecate or grant a Lien on any License or other material assets belonging to the Company (other than the disposal of assets or equipment in the ordinary course of business);

                           (viii) take any action amending or agreeing to amend any License granted to the Company in connection with its ownership and operation of the

         Business (it being understood that License renewals in the ordinary course of business shall not require Management Committee approval);

                           (ix) borrow money on behalf of the Company or enter into other forms of financing for the Business, other than any capital lease;

                           (x) commingle any funds of the Company with funds of any other entity or Person;

                           (xi) hire or fire the independent certified public accountants of the Company;

                           (xii) pay to any employee or agent of, or consultant or advisor to, the Company, cash compensation in excess of $150,000 in any fiscal year;

                           (xiii) establish any reserves that are not set forth on the quarterly financial reports provided to the Management Committee;

                           (xiv) make any material changes or modifications to any significant components of the Company's Cellular Systems as they exist on the Effective Date;

                           (xv) enter into any contract, agreement (including any capital lease) or other commitment or issue any purchase order, which contract or other agreement or purchase order (A) is not in the ordinary course of business, (B) obligates the Company to make payments of $100,000 or more within any 12-month period or (C) could reasonably be expected to create a material variance relative to (x) in the case of a capital expenditure, the total budget for capital expenditures contained in any budget approved by the Management Committee and (y) in the case of an operating expense, the total operating expense budget contained in any budget approved by the Management Committee, in each case for the year-to-date period in which the expenditure is made or incurred and taking into account all previous expenditures and commitments in such year-to-date period; or terminate or amend in any material respect any contract, agreement or other commitment or purchase order, in each case if the execution and delivery or issuance thereof requires approval pursuant to this Section 3(c); or

                           (xvi) enter into, or commit to enter into, any agreement, arrangement or understanding that could reasonably be expected to have an adverse effect on the Company's ability to comply in any material respect with the Quality Standards set forth in Exhibit 2(c) or the financial performance standards set forth in Exhibit 3(c).

PROVIDED, that if this Agreement is terminated by the Company pursuant to 5(b)(ii)(B), and AT&T designates the New Provider (as defined in Section 5(e)(i)), such New Provider may do, or cause or permit to be done, for or on behalf of the Company, without the prior written consent of the Management Committee, any of the actions set forth in clauses (i) through (xvi) above; PROVIDED, FURTHER, that anything herein to the contrary notwithstanding, the New Provider shall not take any action set forth on Exhibit B to the LLC Agreement without obtaining approval of the Management Committee in the manner specified in the LLC Agreement. Prior to the effectiveness of any assignment to a New Provider, such Person shall agree in writing to become bound by this Agreement.

                  (d) BUDGETS. Manager shall prepare or cause to be prepared and present not later than 30 days before the beginning of each fiscal year following the fiscal year 2000 an annual operating budget (with quarterly forecasts) for the Company's review, evaluation and approval (each, as duly approved by the Company, an "Operating Budget"). Each Operating Budget shall set forth in reasonable detail the anticipated capital expenditures and other projected costs and expenses of operating the Company's Cellular Systems during the period covered by the budget, as well as projected revenues for that period and the projected reportable income for such quarter and Manager shall endeavor to assure the accuracy of its estimates. Prior approval by the Company shall be required for any expenditure which would result in operating expenditures exceeding any summary line item in an Operating Budget by more than 10 percent or the total amount of expenses contemplated by an Operating Budget by more than 10 percent.

                  (e) TRANSACTIONS WITH AFFILIATES. Notwithstanding anything in this Agreement to the contrary, without the prior approval of the Management Committee, Manager shall not (and shall cause the Company and its Subsidiaries not to) enter into any agreement, arrangement or understanding with Manager or any of its Affiliates or any member of the Dobson Group except in the ordinary course of the Business of the Company and on commercially reasonable terms that are no less favorable to the Company or its Subsidiaries than the Company or its Subsidiaries would obtain in a comparable arm's-length transaction with an unaffiliated Person. In its request for approval of the Management Committee, Manager shall specify that the applicable transaction is subject to this Section 3(e).

         Section 4.        COMPENSATION.

                  (a) REIMBURSEMENT. The Company shall reimburse Manager for all out-of-pocket expenses ("Out-of-Pocket Expenses") reasonably incurred by Manager for goods and services provided by third parties to, for or on behalf of the Company or incurred by Manager in the performance of its duties and responsibilities hereunder. Manager shall provide the Company with a statement setting forth in reasonable detail (and with copies of invoices or other supporting documentation) the Out-of-Pocket Expenses claimed within thirty (30) days after they are incurred, provided, that Out-of-Pocket Expenses incurred in the last thirty (30) days of any fiscal year shall be claimed or estimated in good faith at least two weeks prior to the end of such fiscal year. The Company shall pay to Manager each such amount within thirty (30) days of receipt of such statement and invoices or other supporting documentation (it being understood that estimated Out-of-Pocket Expenses will not be reimbursed until Manager provides the Company with the invoices or other supporting documentation therefor).

                  (b) COST ALLOCATIONS. To the maximum extent practicable, Manager and its Affiliates will specifically identify costs associated with the Business, which shall be reimbursed by the Company as Out-of-Pocket Expenses in accordance with Section 4(a). To the extent that such specific identification is impracticable, Manager shall charge the Company "Cost Allocations" for those common costs which benefit the Company (including an appropriate portion of Manager's general overhead expenses). Cost Allocations (including without limitation the cost of services directly allocable to the Company that are performed by employees of DCC or its Affiliates) shall be calculated in the manner set forth in Exhibit 4(b)(i). Manager shall cause to be furnished to the Company, at Company's expense, an accounting of any such Cost Allocations, and the Company shall pay to Manager such amount within thirty (30) days of receipt of such accounting. Exhibit 4(b)(ii) sets forth by category in reasonable detail the per unit costs incurred by American Cellular Corporation in 1999, the per unit costs incurred by Manager and its Affiliates in 1999, and Manager's good faith estimate of the projected per unit costs to be incurred by the Company in 2000, in operating their respective Cellular Systems.

                  (c) DISPUTES, ETC. If the Company disputes the amount of Out-of-Pocket Expenses or Cost Allocations claimed by Manager, the Company shall notify Manager in writing before payment is due, and if the matter cannot be resolved informally between the parties, either the Company or Manager may request resolution of the dispute pursuant to Section 10.

         Section 5.   TERM AND TERMINATION.

                  (a) TERM. This Agreement shall commence on the Closing Date under the Agreement and Plan of Merger dated as of October 5, 1999 among the Company, ACC Acquisition Co. and American Cellular Corporation (the "Effective Date") and shall terminate as provided herein or under the LLC Agreement.

                  (b) TERMINATION.


                      (i) BY EITHER PARTY. Either party may terminate this Agreement in the event that a Governmental Authority shall enter an order appointing a custodian, receiver, trustee, intervenor or other officer with similar powers with respect to the other party or with respect to any substantial part of its property, or constituting an order for relief or approving a petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of such party; or if a party files a petition seeking any such order; or if any such petition shall be filed against such party and shall not be dismissed within one hundred and twenty (120) days thereafter; or an order shall have been issued granting such party a suspension of payments under applicable law and any such order is not dismissed within one hundred and twenty (120) days thereafter.

                      (ii) BY COMPANY. The Company (acting through the Management Committee, excluding the Representatives appointed by DCC) may terminate this Agreement:

                                    (A) on five (5) days' notice in the event of
                  a material breach of this Agreement by Manager (as determined by the Management Committee, excluding the Representatives appointed by DCC), which has not been cured within sixty (60) days following notice thereof from the Company;


                                    (B) on five (5) days' notice if (I) the DCC
                  Affiliate Group ceases to be a Qualified Member Group or (II) a Change of Control of DCC occurs and (x)(1) a Prohibited Transferee (alone or as part of a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) or (2) prior to the second anniversary of the Effective Date, any other Person (alone or as part of a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) or (3) on or after the second anniversary of the Effective Date, a Person that is not a Prohibited Transferee (alone or as part of a "group" as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder), acquires control of Dobson and (y)(1) either the Company is a limited liability company and the AWS Affiliate Group is a Qualified Member Group or (2) the Company has converted to a corporation and the AWS Affiliate Group retains at least 50% of its initial economic interests or (III) Manager ceases to be a wholly owned subsidiary of DCC; provided, in the case of clause (II)(x)(3) only, that AWS Sub shall, within 60 days after the Change of Control of DCC, have elected in its reasonable discretion to cause the Company to (and the Company thereupon shall) terminate this Agreement;


                                    (C) on five (5) days' notice if the Company
                  (acting through the Management Committee, excluding the Representatives appointed by DCC) has notified Manager of the Company's failure to comply with the Quality Standards in any material respect, and such failure has not been cured within sixty (60) days thereafter or, if such breach is not capable of being cured on commercially reasonable terms within such sixty (60) day period, within one-hundred eighty (180) days of such notice, provided that Manager is using reasonable best efforts to cure such breach as soon as reasonably practicable; and


                                    (D) on five (5) days' notice if the Company
                  fails to comply with the financial performance standards set forth on Exhibit 3(c).

                           (iii) BY MANAGER. Manager may terminate this
         Agreement on five (5) days' notice in the event of a material breach of this Agreement by the Company (other than a payment default) which has not been cured within sixty (60) days following notice thereof from Manager.


                  (c) REMEDIES. The remedies set forth herein are not intended to be exclusive, and all remedies shall be cumulative and may be exercised concurrently with any other remedy available to Manager or the Company at law or in equity.

                  (d) CONTINUING OBLIGATIONS. Notwithstanding the provisions of Sections 6(a) and (b), no termination of this Agreement shall take effect until the expiration of the Transition Period (as defined below). After receipt of written notice of termination, but prior to the expiration of the Transition Period, Manager shall continue to perform under this Agreement unless specifically instructed (by the Management Committee, excluding the Representatives appointed by DCC) to discontinue such performance in whole or in part. In the event of termination, Manager and the Company shall remain liable for their respective obligations accrued under this Agreement prior to the expiration of the Transition Period.

                  (e)      TRANSITION ARRANGEMENTS.

                           (i) GENERAL. In the event of termination of this Agreement for any reason, Manager shall, during the Transition Period, at the Company's expense, cooperate with the Company in order to facilitate the transition to a new management service provider (the "New Provider"), who shall be designated by AWS in its sole discretion (and which may be, at the election of AWS, an Affiliate of AWS). Manager shall at the Company's expense take all commercially reasonable steps to assist the New Provider in assuming the management of the Company and the operation of the Company's Cellular Systems including, without limitation, transferring to the New Provider all historical financial, tax, accounting, billing and other data with respect to the Company in the possession of Manager or its Affiliates, and giving such consents, assigning such permits and executing such instruments as may be necessary to vest in the New Provider those rights that were used by Manager to perform its services hereunder. Exhibit 5(e) sets forth those items of information and other assets and properties of the Company that Manager anticipates will be integrated in whole or in part with the operations of Manager or its Affiliates in the course of Manager's performance of its obligations hereunder, and that will accordingly need to be transferred to the Company or the New Provider in connection with any termination of this Agreement.


                          (ii) USE OF MANAGER MARKS. Notwithstanding anything herein to the contrary, in the event of termination of this Agreement by Manager other than pursuant to Section 5(b)(i) or Section 5(b)(iii), Manager shall use reasonable efforts to make available to the Company on commercially reasonable terms, by license, sublicense or otherwise, during the Transition Period, the right to market in those areas being served by the Company at the commencement of the Transition Period those products and services being marketed at the commencement of the Transition Period under those marks owned by or licensed to Manager or its Affiliates (the "Manager Marks") being used for such purpose at the commencement of the Transition Period (including the "Cellular One" name and logo and, if applicable, the "Dobson" name and logo) and, during the Transition Period and for six (6) months thereafter, neither Manager nor any of its Affiliates shall market under any of the Manager Marks in such areas such products and services.

                           (iii) "Transition Period" means the period commencing on the effective date of termination of this Agreement and expiring on the later of (x) the first anniversary of such date of termination and
         (y) the date on which the Company, as managed by the New Provider, is able, in the good faith determination of AWS, to provide substantially the same level of service to its registered and roaming customers as it did when the Company was managed by Manager.

         Section 6.   NONCOMPETITION AND CONFIDENTIALITY.

                  (a) NONCOMPETITION. During the Transition Period, neither Manager nor any of its Affiliates shall assist or become associated with any person or entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 5% of the outstanding voting shares of any publicly traded company) that is actively engaged in the business of providing Mobile Wireless Services in the Territory.

                  (b) CONFIDENTIALITY. Manager shall, and shall cause each of its Affiliates, and each of its and their respective partners, members, managers, shareholders, directors, officers, employees and agents (collectively, "Agents") to keep secret and retain in strictest confidence and not use for any purpose any and all Confidential Information relating to the Company or any member of the Company and shall not disclose such information, and shall cause its Agents not to disclose such information, to the same extent provided in Section 8.9 of the LLC Agreement.

                  (c) COMPANY PROPERTY. Promptly following the termination of this Agreement, Manager shall return to the Company all property of the Company, and all copies thereof in its possession or under its control, and all tangible embodiments of Confidential Information in its possession in whatever media such Confidential Information is maintained.

                  (d) NON-SOLICITATION OF EMPLOYEES. During the Transition Period and for six months thereafter, neither Manager nor any of its Affiliates will directly or indirectly induce any employee of the Company or any of its Affiliates, or any employee of the New Provider or any of its Affiliates, to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or any of its Affiliates, or by the New Provider or any of its Affiliates, unless such person shall have ceased to be employed by such entity for a period of at least six months.

                  (e) INJUNCTIVE RELIEF WITH RESPECT TO COVENANTS. Manager acknowledges and agrees that the covenants and obligations contained in this
Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Manager agrees that the Company shall be entitled to an injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Manager and its Affiliates from committing any violation of the covenants and obligations contained in this Section 6. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

         Section 7. FORCE MAJEURE. Neither of the parties will be liable for nonperformance or defective or late performance of any of its obligations hereunder to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such party's control, including acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes.

         Section 8. BOOKS AND RECORDS. Manager shall maintain and oversee the maintenance and preparation of proper and complete records and books of account for tax and financial purposes with respect to its management of the operation of the Business, including all such transactions and other matters as are usually entered into records and books of account maintained by Persons engaged in business of like character or as required by law. Manager shall maintain and oversee the maintenance and preparation of complete records and books of the Company for tax purposes. Books and records maintained for financial purposes shall be maintained in accordance with GAAP, and books and records maintained for tax purposes shall be maintained in accordance with the Code and applicable Treasury Regulations. Within five
(5) days after the end of each month Manager shall prepare or cause to be prepared and transmit to the Company unaudited statements, which shall include a general ledger and a trial balance. Manager shall also provide at the Company's request and expense any and all such additional statements or reports as may be reasonably necessary to the Company's oversight and control of the Business. The Company shall have control over and access, at all reasonable times during normal business hours, to the books and records of the Company maintained by Manager pursuant to this Section 8.

         Section 9. REGULATORY COMPLIANCE. Subject to the other provisions of this Agreement, Manager shall cause the Company and its Subsidiaries, and their respective Cellular Systems, to remain in compliance in all material respects with applicable laws, rules and regulations, including rules and regulations promulgated by the FAA and the FCC. Without limiting the generality of the foregoing, the parties agree to comply with all applicable FCC rules and regulations governing the Cellular Systems and the Licenses, and specifically agree as follows:

                  (a) The Company (or its Subsidiaries which are the holders of the Licenses) shall at all times maintain absolute control over, and retain the ability to exercise the unfettered use of, the Licenses and the licensed facilities provided thereunder, including the products and services to be offered and the rates to be charged and the further right to terminate service should public interest obligations under the applicable Licenses so require.

                  (b) Manager shall not represent itself as the holder of a License to provide the Company Communications Services on any of the Cellular Systems of the Company.

                  (c) Each customer (if any) billed by Manager shall be clearly advised that service is provided over facilities licensed to the Company (or the Subsidiary which is the holder of a License).

                  (d) Neither Manager nor the Company (or a Subsidiary which is a holder of a License) shall represent itself as the legal representative of the other before the FCC. Manager and the Company (and each Subsidiary which is the holder of a License) will cooperate with the other with respect to FCC matters concerning the Cellular Systems.

                  (e) The Company (and each Subsidiary which is the holder of a License) shall (i) in cooperation with Manager, take all actions necessary to keep its Licenses in force and shall prepare and submit to the FCC, or any other relevant authority, all reports, applications, renewals, filings or other documents necessary to keep its Licenses in force and in good standing;
(ii) with all due assistance which may be necessary from Manager, respond promptly to all FCC correspondence or inquiries and will immediately notify Manager of the receipt thereof; and (iii) promptly report any changes of its address to the FCC and to Manager.

                  (f) The Company (and each Subsidiary which is the holder of a License) and Manager are familiar with the rules of the FCC regarding the responsibility of the holder of a License under the Communications Act and applicable FCC rules, regulations and policies. Nothing in this Agreement is intended to diminish or restrict the obligations of the Company (or a Subsidiary which is the holder of a License) as an FCC licensee and both parties desire that this Agreement be in compliance with the rules and regulations of the FCC. If the FCC determines that any provision of this Agreement violates any FCC rule, policy or regulation, all parties will make good faith efforts to immediately correct the problem and bring this Agreement into compliance, consistent with the intent of this Agreement.

         Section 10. DISPUTE RESOLUTION. If a dispute arises out of or relating to this Agreement or the transactions contemplated hereby, or the construction, interpretation, performance, breach, termination, enforceability or validity hereof, whether such claim is based on rights, privileges or interests recognized by or based upon contract, tort, fraud, misrepresentation, statute, common law or any other legal or equitable theory, and whether such claim existed prior to or arises on or after the Effective Date, the dispute resolution processes set forth in Section 8.11 of the LLC Agreement shall govern the resolution of such dispute.

         Section 11. INSPECTION RIGHTS; DELIVERY OF INFORMATION.

                  (a) COMPANY'S RIGHT TO INSPECT. Manager will permit representatives of the Company or any Qualified Member Group, at the Company's or such Group's cost, during normal business hours and upon not less than five business days' advanced written request, to (i) visit and inspect during normal business hours Manager's properties and facilities which are utilized in connection with Manager's provision of services to the Company pursuant to this Agreement, including without limitation access to, and the right to make copies of, books and records of the Company located at such properties and facilities, and (ii) discuss with Manager's officers and employees such properties and facilities and Manager's provision of services to the Company pursuant to this Agreement. All such information shall be held in confidence by the Company or such Group, except for disclosures made to the Company's or Group's advisors, lenders and investors, or as required to be disclosed by process of law or other applicable law.

                  (b) NOTICE OF CERTAIN EVENTS. Promptly, and in any event within five (5) business days after Manager has received notice or has otherwise become aware thereof, Manager shall give the Company notice of (i) the commencement of any material proceeding or investigation against the Company or Manager by or before any governmental body or in any court or before any arbitrator which would be likely to have a material adverse effect on Manager, the Business or the Company, or on Manager's ability to perform its obligations hereunder, and (ii) the occurrence or non-occurrence of any event (x) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by the Company or Manager under this Agreement or under any other material agreement to which the Company or Manager is a party or by which its properties may be bound, and (y) would be likely to have a material adverse effect on Manager, the Business or the Company, or on Manager's ability to perform its obligations hereunder, giving in each case the details thereof and specifying the action being taken or proposed to be taken with respect thereto. Promptly upon receipt thereof, Manager shall deliver to the Company copies of any material notice or report regarding any License from the grantor of such license or from any Governmental Authority regarding the Business or the Company.

                  (c) OTHER INFORMATION. From time to time and promptly upon each request, Manager shall provide the Company with such data, certificates, reports, statements, financial projections, documents or further information regarding the business, equity owners, assets, liabilities, financial position or results of operations of Manager, as may be reasonably requested by the Company.

         Section 12.  MISCELLANEOUS.

                  (a) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                  (b) CONSTRUCTION. Each of the parties hereto acknowledge that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. The captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, plural as the context may require. Unless otherwise specified, (i) the terms "hereof," "herein," and similar terms refer to this Agreement as a whole, (ii) references herein to Articles or Sections refer to articles or sections of this Agreement and (iii) the word "including" connotes the words "including without limitation unless the context requires otherwise.

                  (c) BENEFIT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their respective successors and permitted assigns; PROVIDED, however, that Manager shall not assign or otherwise transfer its rights and obligations under this Agreement (other than to another wholly owned subsidiary of DCC that has substantially the same ability to perform its obligations hereunder as the original Manager) without the prior written consent of the Company (acting through the Management Committee excluding the Representatives appointed by DCC). The parties agree that, upon any termination of this Agreement by the Company pursuant to Section 5(b)(i) or Section 5(b)(ii), the rights and (to the extent provided herein) obligations of Manager shall be deemed to have been assigned to the New Provider; PROVIDED, that no such termination shall relieve Manager of any liability which at the time of termination had already accrued to Manager or which thereafter may accrue in respect of any act or omission of Manager or its Affiliates prior to such termination.

                  (d) COMPLETE AGREEMENT. This document, the exhibits attached hereto and each of the documents referred to herein, embody the complete agreement and understanding among the parties relating to the subject matter hereof and supersede and preempt any prior understandings (written or oral) relating to such subject matter, including the letter agreement and term sheet attached thereto dated October 5, 1999 among AT&T Wireless Services, Inc., DCC and Dobson CC Limited Partnership.

                  (e) AMENDMENT. This Agreement may not be amended except by a writing signed by each of the parties.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflict, of the State of New York.

                  (g) SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but, rather, shall be enforced to the extent permitted by law, so long as the economic and legal substance of this Agreement and the actions contemplated hereby is not affected in any manner adverse to either party.

                  (h) FURTHER ASSURANCES. The parties agree that they will take all such further actions and execute and deliver all such further instruments and documents as may be required in order to effectuate the agreements set forth in this Agreement.

                  (i) WAIVER. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing among the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

                  (j) NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or
(ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission), and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the applicable addresses set forth below (or such other address as the recipient may specify in accordance with this Section):

                  If to Manager:

                  Dobson Cellular Systems, Inc.
                  c/o Dobson Communications Corporation
                  13439 North Broadway Extension
                  Oklahoma City, OK 73114
                  Attention: General Counsel
                  Fax: (405) 529-8765

                  If to the Company:

                  ACC Acquisition LLC
                  c/o Dobson Communications Corporation
                  13439 North Broadway Extension
                  Oklahoma City, OK 73114
                  Attention: General Counsel
                  Fax: (405) 529-8765

                  with copies to:

                  Dobson Communications Corporation
                  13439 North Broadway Extension
                  Oklahoma City, OK 73114
                  Attention: General Counsel
                  Facsimile: (405) 529-8765

                  and

                  AT&T Wireless Services, Inc.
                  7277 164th Avenue, NE
                  Redmond, WA 98052
                  Attention: Mary Hawkins-Key
                  Facsimile: (425) 580-8075


                                      * * *


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have set their hands effective as of the date first written above.

                                      COMPANY:

                                      ACC ACQUISITION LLC

                                      By:  AT&T Wireless Services JV Co.



                                      By: /s/ Don Adams
                                         -----------------------------------
                                      Name: Don Adams
                                      Title: Vice President

                                      By:  Dobson JV Company



                                      By: /s/ Bruce R. Knooihuizen
                                         -----------------------------------
                                      Name: Bruce R. Knooihuizen
                                      Title: V.P. and Chief Financial Officer





                                      MANAGER:

                                      DOBSON CELLULAR SYSTEMS, INC.



                                      By: /s/ Bruce R. Knooihuizen
                                         -----------------------------------
                                      Name: Bruce R. Knooihuizen
                                      Title: V.P. and Chief Financial Officer